FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2009 SECOND QUARTER RESULTS

Pompano Beach, FL – May 6, 2009 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its second fiscal quarter ended March 31, 2009.

Fiscal 2009 Second Quarter Financial Results – Compared to Fiscal Second Quarter 2008:

  Net sales decreased 10% or $0.5 million, to $4.3 million in the 2009 Quarter.

  Gross profit increased 7% to $0.7 million in the 2009 Quarter due primarily to lower charges for obsolete inventory. Gross profit margin was 16% in the 2009 Quarter compared to 13% in the 2008 Quarter.

  Operating expenses of $1.4 million in the 2009 Quarter were 2% higher compared to the 2008 Quarter, primarily due to expenses for changes in personnel.

  Other income (primarily Interest income) of $68 thousand declined 65% due to lower interest rates on lower invested cash balances.

  Operating loss was $713 thousand, 2% less compared to $727 thousand in the 2008 Quarter.

  Net loss of $1.1 million in the 2009 Quarter included a non-cash charge of $0.5 million to establish a full valuation allowance in respect of the Company’s deferred tax assets. Net loss of $0.4 million in the 2008 Quarter included a $0.2 million benefit from income tax.

  Loss per share was ($0.13) in the 2009 Quarter compared to ($0.05) in the 2008 Quarter.

Fiscal 2009 Six-Month Period Financial Results– Compared to six-month period ended March 31, 2008:

  Net sales were $9.6 million in the 2009 Period compared to $9.7 million in the 2008 Period.

  Gross profit of $1.6 million in the 2009 Period declined $0.1 million, or 7%, due primarily to higher costs of operating our Asian based procurement and quality control functions. Gross profit margin was 17% in the 2009 Period compared to 18% in the 2008 Period.

  Operating expenses of $2.7 million in the 2009 Period decreased $0.3 million, or 11%, primarily as a result of lower personnel costs, royalties and commissions, and professional fees.

  Other income (primarily Interest income) of $0.2 million in the 2009 Period declined $0.3 million, or 65%, due to lower interest rates on lower invested cash balances.

  Operating loss was $1.1 million, a 16% improvement compared to a $1.3 million loss in the 2008 Quarter.

  Net loss of $1.3 million in the 2009 Period was adversely affected a non-cash charge of $0.5 million to establish a full valuation allowance against our deferred tax assets. Net loss of $0.6 million in the 2008 Period included a $0.2 million benefit from income tax.

  Loss per share was ($0.16) in the 2009 Period compared to ($0.08) in the 2008 Period.

Douglas W. Sabra, Forward’s Chief Executive Officer, commented, “In Q2, our business continued to be challenged by a very difficult economic environment in which we experienced lower demand from our largest customer and renewed pressures to reduce prices to our OEM customers in response to declining consumer demand and deteriorating economic conditions generally.  Certain customers are approaching their cost reduction goals by requesting that we design and supply them with lower priced in-box solutions, which could further negatively affect revenues and margins. The degree and timing of the impact of these developments will depend on how quickly, and to what extent, those solutions are accepted and implemented by our customers and to what extent we are able to negotiate reasonable arrangements with our suppliers.

“In response to the poor economy and our customers’ actions to reduce costs, we have acted aggressively to reduce costs to conserve cash, including ongoing reductions of personnel and other operating expenses.  However, these actions alone will not return our company to profitability.  We therefore remain focused on growing our sales by building long-term strategic OEM relationships beyond our traditional customer base while continuing to identify acquisition opportunities that will maximize shareholder return.  In this regard, we continue to work closely with our financial advisor, vFinance, to identify and evaluate prospective targets for acquisition.”

Mr. Sabra concluded, “Our financial position remains strong. We are confident in our ability to withstand this current economic environment, while positioning our company for success when conditions begin to improve.  I look forward to updating you on our progress.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the six-month period ended March 31, 2009, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2008, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, and Item 1A, Part II, “Risk Factors”, included in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which factors are incorporated herein by reference.

Such risk factors include, among others: the duration and severity of the current economic conditions and their impact on consumer demand and spending, demand for our products, and uncertainties in the financial and credit markets; a significant change of the Company’s relationship with its customers (including changes affecting their businesses), including changes in distribution channels where concentration of sales to a certain number of customers exists; our ability to control operating expenses during periods of declining sales and or gross margins; the impact on our business of an acquisition or the failure to make an acquisition; whether our important OEM customers continue to include carry solutions “in box” with their electronic products; whether our important OEM customers elect to offer much lower cost, simplified carry case accessories in box; our success in winning new business from existing and new customers and against competing vendors; the loss of a key salesman who has significant influence on our relationships with certain OEM customer makers of diabetic test kits; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; variability in order flow from our OEM customers; the adverse impact on gross margins of reduced prices for our products offered by our OEM customers; obsolescence of inventory, including the impact on inventory allowance arising out of hub agreements we have entered into; developments in the treatment or control of diabetes that may reduce the usage of handheld blood glucose monitors; increased competition in our business; changes in, governmental regulations.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Net sales.......................................................	$4,256,951	$4,727,704	$9,563,593	$9,680,794
Cost of goods sold...........................................................	3,593,423	4,108,644	7,956,062	7,943,914
Gross profit.....................................................................	663,528	619,060	1,607,531	1,736,880

Operating expenses:
Selling.......................................................................	748,576	695,487	1,424,664	1,475,192
General and administrative....................................	627,807	650,622	1,293,841	1,585,546
Total operating expenses..............................	1,376,383	1,346,109	2,718,505	3,060,738

Loss from operations....................................................	(712,855)	(727,049)	(1,110,974)	(1,323,858)

Other income:
Interest income........................................................	80,296	173,504	199,241	413,123
Other (expense) income, net..................................	(12,769)	17,375	(43,410)	30,872
Total other income.........................................	67,527	190,879	155,831	443,995

Loss before provision for (benefit from) income taxes...........................................................................	(645,328)	(536,170)	(955,143)	(879,863)
Provision for (benefit from) income taxes.................	405,890	(178,047)	300,499	(234,676)
Net loss ...........................................................................	($1,051,218)	($358,123)	($1,255,642)	($645,187)

Net loss per common and common equivalent share
Basic and Diluted............................................	($0.13)	($0.05)	($0.16)	($0.08)

Weighted average number of common and common equivalent shares outstanding
Basic and Diluted............................................	7,923,019	7,872,606	7,919,229	7,863,975

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2009	2008
Assets	(Unaudited)
Current assets:
Cash and cash equivalents...................................................................................	$18,968,569	$19,862,426
Accounts receivable, net ......................................................................................	3,610,855	3,659,553
Inventories, net.......................................................................................................	1,105,884	1,363,862
Prepaid expenses and other current assets........................................................	473,192	586,632
Deferred tax asset...................................................................................................	--	49,449
Total current assets..................................................................................	24,158,500	25,521,922

Property, plant, and equipment, net........................................................................	197,456	124,854
Deferred tax asset......................................................................................................	--	359,681
Other assets................................................................................................................	59,532	98,259
Total Assets...............................................................................................................	$24,415,488	$26,104,716

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable....................................................................................................	$1,634,390	$2,206,630
Accrued expenses and other current liabilities...................................................	217,474	189,827
Total current liabilities.............................................................................	1,851,864	2,396,457

Commitments and contingencies.............................................................................	--	--

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued..........................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,629,599 and 8,621,932 shares issued, respectively (including 706,410 held in treasury)...........................................................................................	86,296	86,219
Capital in excess of par value.............................................................................	16,004,413	15,893,480
Treasury stock, 706,410 shares at cost ............................................................	(1,260,057)	(1,260,057)
Retained earnings................................................................................................	7,732,972	8,988,617
Total shareholders' equity.........................................................................................	22,563,624	23,708,259
Total liabilities and shareholders’ equity...............................................................	$24,415,488	$26,104,716